EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements of International Microcomputer Software, Inc. on Form S-8 (No. 33-67208 and 33-71872) and Form S-3 (No. 33-69206 and 33-80394) of our report dated August 5, 1998, appearing in the Annual Report on Form 10-K of International Microcomputer Software, Inc. and Subsidiaries for the year ended June 30, 2000.


/s/ DELOITTE & TOUCHE LLP
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San Francisco, California
September 22, 2000


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